UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])
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Citizens Financial Services, Inc. (Name of Registrant as Specified in Its Charter)

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CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933-1590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at 12:00 p.m., local time, on Tuesday, April 15, 2008 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901, for the following purposes:

1.	To elect four Class 1 directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the common stock of Citizens Financial Services, Inc. at the close of business on February 25, 2008 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.  The Annual Meeting may be adjourned to permit the Company to solicit proxies in the event that there are insufficient votes for a quorum or to approve any of the proposals at the time of the meeting.  A list of shareholders entitled to vote at the Annual Meeting will be available at Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933-1590, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                             BY ORDER OF THE BOARD OF DIRECTORS

                            Randall E. Black
                            CHIEF EXECUTIVE OFFICER AND PRESIDENT

March 6, 2008
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Stockholders of record have two ways of voting their proxies:  (1) by mail; or (2) by Internet.  Voting instructions are printed on your proxy card or vote authorization.   A printed proxy card for the Annual Meeting and a self-addressed envelope will be mailed to all shareholders of record on March 16, 2008.   No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania business corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933-1590, to be used at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 on Tuesday, April 15, 2008 at 12:00 p.m., local time.  This Proxy Statement and the enclosed proxy card are being first made available on March 6, 2008 to shareholders of record as of February 25, 2008.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your Citizens Financial Services, Inc. common stock only if the records of the Company show that you held your shares as of the close of business on February 25, 2008.  As of the close of business on February 25, 2008, a total of 2,825,591 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by mail or by voting via the Internet or to vote in person at the meeting.

If you are the beneficial owner of Citizens Financial Services, Inc. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.  If you return valid proxy instructions, vote via the Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Vote Required for Election of Directors.  The Company’s Board of Directors currently consists of ten members.  At the meeting, shareholders will elect four directors to serve three-year terms.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the four nominees for Class 1 director receiving the largest number of votes cast will be elected as Class 1 directors.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Ratification of Independent Registered Public Accounting Firm.  In voting for the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  This proposal will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting by all shareholders entitled to vote, assuming a quorum is present.  On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting By Proxy

The Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF FOUR CLASS 1 DIRECTORS TO SERVE FOR THREE-YEAR TERMS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” RATIFICATION OF S.R. SNODGRASS, A.C., CERTIFIED PUBLIC ACCOUNTANTS,
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later dated proxy, vote on a later date via the Internet, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet must be cast prior to 3:00 a.m. Eastern Standard Time, April 15, 2008.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT OUR JUDGE OF ELECTION, MATTHEW M. LUNDGREN, AT 800-326-9486.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of ten members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black, who is Chief Executive Officer and President of the Company and the Bank.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Coolidge, van der Hiel, Dalton, Graham, Kosa, Landy, Chappell and DePaola.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines to govern certain activities, including:

1.	The duties and responsibilities of each director;

2.
The composition, responsibilities and operation of the Board of Directors, to include director qualifications, director independence standards, director compensation, and director orientation and continuing education;

3.	The establishment and operation of board committees;

4.	Succession planning;

5.	The Board of Directors’ interaction with management and third parties; and

6.	The evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Code of Ethics

The Company and its wholly-owned subsidiary, First Citizens National Bank (the "Bank"), have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics, the Company has established a Whistleblower Procedure to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters.  This policy ensures that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Whistleblower Procedure also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Committees of the Board of Directors

The following table identifies our standing committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., except for Mr. Black, the Company’s Chief Executive Officer and President, who serves on the Governance and Nominating Committee.  Based on the number of independent directors currently serving on the Governance and Nominating Committee, the Company believes that the functions of this committee are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource and Governance and Nominating Committees each operate under a written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee		Compensation/ Human Resource Committee		Governance and Nominating Committee
Randall E. Black					X
Robert W. Chappell			X
R. Lowell Coolidge					X
Mark L. Dalton			X		X	*
Rinaldo A. DePaola			X		X
Roger C. Graham, Jr.	X
E. Gene Kosa	X	*
R. Joseph Landy			X	*
Carol J. Tama	X				X

Number of Meetings in 2007	5		7		4

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company's accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  The Audit and Examination Committee does not have an “audit committee financial expert.”  The Board of Directors believes that the cost to retain a financial expert at this time is prohibitive.  However, the Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation/Human Resource Committee. The Compensation/Human Resource Committee is responsible for all matters regarding the Company’s and Bank’s employee compensation and benefit programs.  As a basis for determining compensation, the Committee examines information from a peer group of banks relative to performance and compensation.  The peer group for overall bank performance analysis consists primarily of community banks and thrifts in Pennsylvania and New York with total assets between $500 million and $1.5 billion.  The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L. R. Webber Associates, Inc. (such data is compiled on both a regional and asset size basis), and the same peer group, as stated above, is utilized for financial performance comparison.  The Chief Executive Officer also provides input to the Board of Directors regarding the performance of the Executive Officers who directly report to him.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles of Incorporation and Bylaws (including an age restriction), and must meet any qualification requirements set forth in any Board or committee governing documents.

The Governance and Nominating Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, diversity, geographies, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees. The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2007, the Company’s Board of Directors held eleven regular meetings.  Each of the directors attended at least 75% of aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

 Meetings of the Advisory Board

Advisory boards are composed of well respected people from the community, the office manager and a non-voting member of the Board of Directors.  The Board member serves as a communication link to share, with the advisory board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors advisory board issues and suggestions.  Advisory boards meet monthly.  A fee of $185 is paid for attendance at the monthly advisory board meeting.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All directors attended the 2007 Annual Meeting of Shareholders.

STOCK OWNERSHIP

The following table sets forth, as of February 25, 2008, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned
R. Lowell Coolidge Post Office Box 41 Wellsboro, Pennsylvania 16901	171,001(2)	6.1%

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 25, 2008.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 34,478 shares held by Mr. Coolidge’s spouse.

The following table sets forth the information concerning the number of shares of Citizens Financial Services, Inc. common stock beneficially owned, as of February 25, 2008, by each present director, nominee for director, named executive officer in the compensation table set forth elsewhere herein and by all directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Randall E. Black(2)	3,827	*
Robert W. Chappell(3)	2,638	*
R. Lowell Coolidge(4)	171,001	6.1%
Mark L. Dalton	1,125	*
Rinaldo A. DePaola(5)	1,448	*
Roger C. Graham, Jr.	22,893	*
Mickey L. Jones(6)	665	*
E. Gene Kosa(7)	1,276	*
R. Joseph Landy(8)	8,941	*
Terry B. Osborne(9)	2,315	*
Carol J. Tama(10)	77,549	2.7%
Rudolph J. van der Hiel(11)	15,936	*

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors as a Group (16 persons)	313,754	11.1%

* Less than 1%.

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as, securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 25, 2008.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Mr. Black beneficially owns 998 shares individually, 1,857 shares jointly with his spouse and 254 shares are held by his spouse. Also includes 718 shares of restricted stock.

(3)	Mr. Chappell beneficially owns 1,115 shares individually, 793 shares jointly with his mother, and his remaining 730 shares are hold jointly with a friend.

(4)	Includes 34,478 shares held by Mr. Coolidge’s spouse.

(5)	Mr. DePaola beneficially owns 1,256 shares jointly with his spouse, and his remaining 192 shares are held by his spouse as custodian for their son.

(6)	Includes 443 shares of restricted stock.

(7)	Mr. Kosa beneficially owns 1,199 shares jointly with his spouse, 57 shares in an investor club, and his remaining 20 shares are held by his spouse.

(8)	Mr. Landy beneficially owns 5,562 shares individually, 3,011 jointly with his spouse, and his remaining 368 shares are held as custodian for a child.

(9)	Mr. Osborne beneficially owns 48 shares individually, 1,387 shares jointly with his spouse and 142 shares are held by his spouse. Also includes 738 shares of restricted stock.

(10)	Includes 667 shares held in a partnership.

(11)	Mr. van der Hiel beneficially owns 14,327 shares individually, 22 shares jointly with his spouse, and his remaining 1,587 shares are held by his spouse.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members. The Board is divided into three classes, known as Class 1, Class 2 and Class 3.  The Class 1 directors elected at this Annual Meeting will serve for three-year terms.   The Class 3 and Class 2 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 1 at four and has nominated Carol J. Tama, R. Lowell Coolidge, Randall E. Black and Rinaldo A. DePaola for election as Class 1 directors to hold office for three-year terms to expire at the 2011 Annual Meeting of Shareholders or when their successors are duly elected and qualified.  These individuals are currently directors of the Company.

Unless you indicate on your proxy card or by vote via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors recommends that you vote “FOR” the election of its nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.

Nominees for Election as Class 1 Directors – Terms Expire in 2011

Name	Age as of February 25, 2008	Principal Occupation for Past Five Years	Director Since Company (Bank)
Carol J. Tama	67	Retired President of Monaghan Transportation Company	1986 (1984)
R. Lowell Coolidge	67	Attorney-at-Law with the firm of Walrath and Coolidge, located in Wellsboro, PA	1984 (1984)
Randall E. Black	41	Since April 2004 has been Chief Executive Officer and President of the Company and the Bank. Prior to April 2004, was the Chief Financial Officer for the Bank	2004 (2004)
Rinaldo A. DePaola	52	Attorney-at-Law with the firm of Griffin, Dawsey, DePaola & Jones, located in Towanda, PA	2006 (2006)

Continuing Class 3 Directors – Terms Expire in 2009

Name	Age as of February 25, 2008	Principal Occupation for Past Five Years	Director Since Company (Bank)
E. Gene Kosa	61	Partner in EDKO Farms, an agricultural production and service business, located in Ulysses, PA. Since November 2004 has been operating a restaurant, GENA Holdings Inc., located in Ulysses, PA	2001 (2001)
R. Joseph Landy	53	Attorney-at-Law with the firm of Landy & Landy, located in Sayre, PA	2001 (2001)
Roger C. Graham, Jr.	52	Retired Owner of Graham Excavating	2001 (2001)
Robert W. Chappell	41	Attorney-at-Law with the firm of van der Hiel, Chappell & Loomis, located in Mansfield, PA	2006 (2006)

Continuing Class 2 Directors – Terms Expire in 2010

Name	Age as of February 25, 2008	Principal Occupation for Past Five Years	Director Since Company (Bank)
Rudolph J. van der Hiel	68
As of August 2005 is in an “of Counsel” capacity for the Law Offices of van der Hiel, Chappell & Loomis located in Mansfield, PA and Rome, PA. Part time Episcopal Priest for various churches in Ontario and Pennsylvania.  Retired Attorney-at-Law with the Law Offices of van der Hiel & Chappell, located in Mansfield, PA.

			1984 (1975)
Mark L. Dalton	53	Since November 2003 has been an Agent/Broker with Gannon Associates, an insurance company, located in Mansfield, PA and Towanda, PA.	1998 (1997)

Executive Officers Who Are Not Directors

Name	Age as of February 25, 2008	Principal Occupation for Past Five Years
Kathleen M. Campbell	47	Senior Vice President, Marketing and Training Manager for the Bank since 2002.
Mickey L. Jones	47
Since June 2004 has been Senior Vice President, Chief Financial Officer and Treasurer of the Company and Bank.  In 2007 was named Executive Vice President, Chief Financial Officer for the Company and Bank.  Previously was Director of Finance and Claims for Keystone Health Plan Central, Inc.

Thomas C. Lyman	62	Vice President, Investments and Strategic Planning for the Bank since 1999, and Assistant Treasurer of the Company and Bank since 2004.
Robert B. Mosso	37	Vice President, Wealth Management Division Manager since 2004. Prior to 2004 was a Trust Officer for the Bank. President of First Citizens Insurance Agency, Inc.
Terry B. Osborne	54	Executive Vice President and Secretary of the Company and Bank since December 1991 and September 1983, respectively.
Cynthia T. Pazzaglia	49	Vice President, Human Resources Manager for the Bank since 1999.

    Executive officers are elected annually and serve at the discretion of the Board.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Examination Committee of the Board of Directors has appointed S.R. Snodgrass, A.C., Certified Public Accountants, to be the Company’s independent registered public accounting firm for the 2008 fiscal year.  A representative of S.R. Snodgrass, A.C., Certified Public Accountants, will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of the auditor is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent registered public accounting firm for fiscal year 2008.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2007 and 2006, respectively, by S.R. Snodgrass, A.C., Certified Public Accountants:

	Year Ended December 31,
	2007	2006
Audit Fees (1)	$81,933	$77,158
Audit-Related Fees	$0	$0
Tax Fees (2)	$10,500	$9,500
All Other Fees (3)	$48,741	$25,428
TOTAL	$141,174	$112,086

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of compliance fees for the preparation of original tax returns. Tax fees also include fees relating to other tax advice, tax consulting and planning.

(3)	Other services consisted primarily of consulting services for the facilitating of strategic planning meetings and regulatory compliance reviews.

Policy on Audit and Examination Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditing Firm

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2007, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

Report of Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent auditing firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the Securities and Exchange Commission.

The Audit and Examination Committee meets with the independent auditing firm, the internal auditors, the Chief Financial Officer, the Risk Manager, and the Vice President and Assistant Treasurer of the Company and Bank on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

The Audit and Examination Committee appointed S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent auditing firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, A.C., Certified Public Accountants, the Company’s audited financial statements and met separately with both management and S.R. Snodgrass, A.C., Certified Public Accountants, to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, A.C., Certified Public Accountants, has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee received from and discussed with S.R. Snodgrass, A.C., Certified Public Accountants, the written disclosure and the letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3600T.  These items relate to that firm’s independence from the Company.  The Audit and Examination Committee also discussed with S.R. Snodgrass, A.C., Certified Public Accountants, matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, A.C., Certified Public Accountants, and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens National Bank

E. Gene Kosa  (Chairman)
Carol J. Tama
Roger C. Graham, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information for the year ended December 31, 2007, concerning the compensation of the Company’s principal executive officer and its two other most highly compensated executive officers (or executive officers of its subsidiaries) whose compensation was $100,000 or more who served in such capacities at December 31, 2007 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2007 2006	$163,000 $154,500		$12,000 $5,000	$3,710 -		$17,978 $2,694	$10,797 $9,669	$207,485 $171,863
Mickey L. Jones Executive Vice President, CFO & Treasurer of the Company and Bank	2007 2006	$112,000 $105,000		$5,000 -	$2,289 -		$10,364 $1,645	$4,179 $3,490	$133,832 $110,135
Terry B. Osborne Executive Vice President & Secretary of the Company and the Bank	2007 2006	$146,1555 $141,6966	(3) (3)	$1,553 -	$3,171 $704	(4)	$13,913 $2,206	$5,863 $5,464	$170,655 $150,070

(1)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for shares of restricted stock in 2007. For information on the assumptions used in the valuation of the stock awards, see Note 10 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K.  All of the stock awards were granted pursuant to the 2006 Restricted Stock Plan and vest in three equal annual installments commencing on May 11, 2008.

(2)	Represents payments made to each executive under the Bank’s performance based annual incentive plan.

(3)	Includes $4,500 for services as Corporate Secretary at Company and Bank board meetings.

(4)	In 2006, Mr. Osborne received 25 shares of our common with a cash value of $704. This stock was provided to Mr. Osborne in recognition of his 30 years of service.

Employment Agreement

On December 16, 2005, the Company and the Bank entered into an employment agreement with Randall E. Black, Chief Executive Officer and President of the Company and the Bank.  The employment agreement was amended and restated on September 19, 2006.  The employment agreement provides for a three-year term, which automatically renews on June 1stof each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to June 1stof such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company or the Bank for cause, death or disability or if the agreement is terminated by Mr. Black.  Under the employment agreement, Mr. Black’s current base salary is $175,000, which may be increased in the future.  The base salary is reviewed annually, but may not be reduced below the base salary in effect at the time of such review.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement provides for termination by the Company or the Bank for cause (as described in the agreement) at any time, death or disability.  If Mr. Black is terminated for cause, the Company shall pay Mr. Black his full annual base salary through the date of termination at the rate in effect at the time of termination and the Company and Bank shall have no further obligation to Mr. Black under the agreement.  If Mr. Black is terminated due to a disability, Mr. Black shall be entitled to the same benefit as provided by the Company’s long term disability plan.  Upon Mr. Black’s death, the employment agreement terminates automatically.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings.  If such termination had occurred on December 31, 2007, Mr. Black would have been entitled to receive $326,000 (minus taxes and withholdings).  In addition, for a period of one year from the date of termination, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

Under the agreement, if Mr. Black delivers a notice of termination following a change in control (as defined in the agreement), Mr. Black shall be entitled to receive compensation and benefits as follows: (1) for less than twelve months of continuous service, a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings; (2) for more than twelve months of continuous service, a lump sum amount equal to 2.5 times Mr. Black’s base salary; or (3) for more than twenty-four months of continuous service, a lump sum amount equal to 2.99 times Mr. Black’s base salary.  If such termination had occurred on December 31, 2007, Mr. Black would have been entitled to receive $487,370 (minus taxes and withholdings).  In addition, for a period of one year from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

The employment agreement provides for non-competition and non-solicitation (as described in the agreement) during the term of Mr. Black’s employment or for one year following the date of termination, as well as a restrictive covenant period (as described in the agreement), with the exception being Mr. Black may engage in the practice of public accounting.

Incentive Plan

During 2007, the Bank redesigned its performance-based annual incentive plan (the “Plan”) in order to align the incentive goals with the overall strategic plan.  For all employees, the Plan has three components:  corporate; departmental / branch; and individual.  For 2007, corporate goals consisted of return on equity compared with a regionalized peer group (“Peer Group”), earnings per share growth compared to the Peer Group as well as internally developed targets, efficiency ratio targets and regulatory performance measurements.  Departmental / branch objectives included various measures, most notably loan and deposit growth, and branch profitability targets.  The individual component was based upon the individual employee’s performance appraisal.  The Plan’s components have varying weights assigned based upon job function.  Each job function is categorized into one of seven different tiers.  Each tier has different award opportunities based upon job categorization.

On December 5, 2007, approximately fifty percent of the estimated incentive was paid to employees using data and compensation through October 31, 2007.  The remaining incentive will be paid to employees in the first quarter of 2008 based upon actual results through December 31, 2007 for the Company as well as the Peer Group.  Management’s incentive is based on the same criteria, except for different award opportunities and weighting of components as noted above.  Additionally, a portion of Management’s incentive can be in the form of restricted stock at the discretion of the Board of Directors.

Outstanding Equity Awards

The following table sets forth information concerning stock awards that have not vested at December 31, 2007 for each of the Named Executive Officers.

	Stock Awards (1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Randall E. Black	718	$14,360
Mickey L. Jones	443	$8,860
Terry B. Osborne	738	$14,760

(1)	These restricted stock grants vest in three equal annual installments commencing May 11, 2008.

(2)	Based upon the Company’s closing stock price of $20.00 on December 31, 2007.

2006 Restricted Stock Plan

In 2006 we adopted, and our shareholders approved, the 2006 Restricted Stock Plan (the "Plan").  Pursuant to the Plan we may make awards of restricted stock to employees and non-employee directors.  The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interests, closely link employee and non-employee compensation with our performance, and maintain high levels of executive and non-employee director stock ownership.  It is our intent to use the grant of restricted stock under the Plan as the primary vehicle for providing long-term incentive compensation opportunities to the Named Executive Officers and for aligning their interests with those of our shareholders.  In general, vesting of restricted stock awards under the Plan is tied to continued service and/or satisfaction of performance goals.  The Compensation/Human Resource Committee develops its restricted stock award determinations based, in part, on its judgment about whether the complete compensation package provided to the Named Executive Officers is sufficient to retain, motivate and adequately reward them.

In general restricted stock awarded under the Plan to a participant will become exercisable/fully vested upon the occurrence of a “change in control” or upon the participant’s death, "disability" or “retirement” (as such terms are defined in the Plan).  In addition, if it deems it equitable under the circumstances, the Compensation/Human Resource Committee may accelerate or waive any service requirement in the event that a participant terminates employment before such service requirement has been satisfied.  In general, the committee may not accelerate or waive performance-based vesting requirements.

Compensation of Directors

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert W. Chappell	$21,785	$1,138	$208	$23,131
R. Lowell Coolidge	$34,195	$1,138	$3,853	$39,186
Mark L. Dalton	$22,650	$1,138	$4,021	$27,809
Rinaldo A. DePaola	$19,110	$1,138	$3,641	$23,889
Roger C. Graham, Jr.	$23,870	$1,138	$208	$25,216
E. Gene Kosa	$22,725	$1,138	$208	$24,071
R. Joseph Landy	$22,185	$1,138	$208	$23,531
Carol J. Tama	$25,671	$1,138	$208	$27,017
Rudolph J. van der Hiel	$22,770	$1,138	$208	$24,116

(1)
These amounts represent the compensation expense recognized for financial reporting purposes in accordance with FAS 123(R) on stock awards for each director. The amounts were calculated based upon the Company’s stock price of $22.75 on the date of grant.

The foregoing table reflects the following arrangements:

Fees.  Directors, except for Directors Coolidge, Tama and Black, received the following fees for services to the Company and the Bank: $300 for attended board meeting, strategic retreat or training session; $12,000 annual retainer; $125 per attended committee meeting; $100 for participation in a Board conference call; and $185 for attended advisory board meeting.  Additionally, committee chairpersons receive a $500 retainer, except for Director Kosa who receives a $1,200 retainer as Audit and Examination Committee chairman.  Director Dalton receives a $3,000 retainer for building/property guidance.  Mr. Coolidge, who serves as the Company’s and the Bank’s Chairman, and Mrs. Tama, who serves as the Company’s and Bank’s Vice Chairman, received a fixed annual sum of $34,195 and $24,191, respectively, in lieu of all director’s fees in 2007.  Director Tama also receives the advisory board fee of $185 per attended meeting.

Deferred Compensation Plan.  Directors are permitted to defer their fees subject to provisions of the director’s deferred compensation plan.  The plan provides for the Bank to distribute funds to a director whenever he or she is no longer a member of the Board.

Life Insurance.  In addition to these fees, each director is provided a $100,000 life insurance benefit.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2007 for life insurance on behalf of the current and retired directors was $2,551.

Restricted Stock.  Pursuant to our 2006 Restricted Stock Plan, non-employee directors are eligible to receive an annual stock grant based on Company and Bank performance.  In 2007, each non-employee director received 50 shares.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2007, except that Kathleen M. Campbell filed late one Form 4 for one transaction.

Transactions with Management

Loans and Extensions of Credit.  During 2007 certain directors, nominees, and executive officers or their associates received loans or commitments from the Bank.  These transactions were made in the ordinary course of the Bank's business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Total loans outstanding from the Bank at December 31, 2007, to the Company’s officers, directors and nominees as a group and members of their immediate families and companies in which they had an ownership interest of 5% or more was $2,828,289, or approximately 5.6% of the total equity capital of the Bank.  The aggregate amount of indebtedness outstanding as of the latest practicable date, February 20, 2008, to the above described group was 2,875,140.

The Company's policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $200,000 must be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

Related Party Transactions.  The Company does not have a written policy or procedures for related party transactions.  Any related party transaction request is dealt with on an individual basis by the Chief Executive Officer and President, the Chief Financial Officer or the Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Proxy Statement.  The Company must receive proposals that shareholders seek to include in the Proxy Statement for the Company’s next Annual Meeting no later than November 6, 2008.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 15, 2009, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Mark L. Dalton, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal office at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON FEBRUARY 25, 2008 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp, enter your 12 digit control number and click the Reports button to view our proxy materials.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

                             BY ORDER OF THE BOARD OF DIRECTORS

                            Randall E. Black
                            CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mansfield, Pennsylvania
March 6, 2008

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Terry B. Osborne and Robert B. Mosso, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on February 25, 2008, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 15, 2008, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE PROPOSAL TO RATIFY ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.
Via the internet at https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp and follow the instructions.  Alternatively, you may visit www.firstcitizensbank.com and click on the Vote Proxy button.

or

   2.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.

1.            Election of Class 1 Directors:

NOMINEES:	01 – Carol J. Tama; 02 – R. Lowell Coolidge; 03 – Randall E. Black; 04 – Rinaldo A. DePaola
[ ]	FOR all nominees listed (except as marked to the contrary below)

[ ]	WITHHOLD authority to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

2.     Proposal to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as independent auditor for the Company for the fiscal year ending December 31, 2008.

[ ]	For	[ ]	Against	[ ]	Abstain

DATE: _________________, 2008                                 _____________________________                _____________________________
Signature                                   Signature

Please sign exactly as your name appears on the other side of this proxy and print the date on which you sign the proxy in the spaces provided above.  If signed on behalf of a corporation, please sign in corporate name by an authorized officer.  If signing as a representative, please give full title as such.  For joint accounts, only one owner is required to sign.

Luncheon Reservation
To make a reservation for you and a guest, please RSVP by April 1, 2008
  I will attend the luncheon, please include my reservation for  person(s)
  I will be unable to attend the luncheon

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have two alternative ways of voting their proxies: (1) by mail (traditional method); or (2) by Internet.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.  Please note all votes cast via the Internet must be cast prior to 3:00 a.m. Eastern Standard Time, April 15, 2008.

VOTE BY INTERNET
It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these easy steps:
1. Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp.
Alternatively, you may visit www.firstcitizensbank.com and click on the Vote Proxy button.
2. Enter your 12 digit control number located on your Proxy Card [below/reverse side].
3. Click the Reports button to view our proxy materials.
4. Click the Vote Proxy button to vote.

Your vote is important!
Go to https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.